UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported):
February 13, 2013

MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Maxwell Technologies, Inc. (the “Company”) took certain actions regarding the compensation arrangements of the Company’s named executive officers.

Base Salaries

The Committee approved increases in base salaries for the named executive officers, as follows:

Named Executive Officer	Title	Prior Base Salary	New Base Salary
David Schramm	President and Chief Executive Officer	$512,325	$530,555
Kevin Royal	Senior Vice President and Chief Financial Officer	$322,922	$334,413
Van Andrews	Senior Vice President of Sales and Marketing	$277,200	$287,064

2012 Incentive Bonuses

The Committee determined that no payment of cash bonuses will be made to the named executive officers under the Company’s 2012 incentive bonus program.

Long-Term Restricted Share Awards

The Committee approved long-term incentive awards for the named executive officers, in the form of restricted share awards under the Company’s 2005 Omnibus Equity Incentive Plan. Each named executive officer received a restricted share award with vesting based upon continued service over a four-year period following the grant date. The number of shares subject to the service-based restricted share awards for each named executive officers is as follows:

Named Executive Officer	Title	Number of Shares Awarded with Service-based Vesting

David Schramm	President and Chief Executive Officer	33,896
Kevin Royal	Senior Vice President and Chief Financial Officer	13,735
Van Andrews	Senior Vice President of Sales and Marketing	11,790

In addition, each named executive officer received a restricted share award with vesting based upon the Company’s achievement of certain performance objectives by December 31, 2015. The number of shares that may vest under the performance-based awards will vary depending on the level of performance actually achieved by the Company, as follows: 50% vesting upon the attainment of at least 80% of the targeted performance level; 100% vesting upon the attainment of 100% of the targeted performance level; 150% vesting upon the attainment of 105% of the targeted performance level; and 200% vesting upon the attainment of 110% or more of the targeted performance level. No shares will vest under these performance-based restricted share awards if less than 80% of the targeted performance level is achieved. If attainment of a performance level is between thresholds, the number of shares that will vest will be calculated by straight-line interpolation. The number of shares subject to the performance-based restricted share awards for each named executive officers is as follows:

		Number of Shares Vesting Based Upon Achievement
Named Executive Officer	Title	Below 80% Target Threshold	at Target Achievement	at Maximum Achievement
David Schramm	President and Chief Executive Officer	0	33,897	67,794
Kevin Royal	Senior Vice President and Chief Financial Officer	0	13,735	27,470
Van Andrews	Senior Vice President of Sales and Marketing	0	11,790	23,580

2013 Incentive Bonuses

In addition, the Committee approved the following target bonuses for the Company’s named executive officers under the Company’s 2013 incentive bonus program:

Named Executive Officer	Title	2013 Bonus Target
David Schramm	President and Chief Executive Officer	$530,555
Kevin Royal	Senior Vice President and Chief Financial Officer	$167,207
Van Andrews	Senior Vice President, Sales and Marketing	$143,532

The 2013 incentive bonus program for each named executive officer consists of three components related to the achievement of certain performance goals as follows: 50% of the target bonus amount relates to the achievement of revenue metrics, 25% relates to the achievement of operating profit metrics, and 25% relates to the achievement of operating cash flow metrics. The performance goals will be paid out on a sliding scale subject to meeting a minimum threshold performance level.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer
Date: February 19, 2013